Exhibit 99.1

News Release

Contact:	Investors: Mike Grant - Managing Director, Investor Relations - (615) 263-6957 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

HIGHER OCCUPANCY PROPELS STRONG QUARTERLY FINANCIAL PERFORMANCE

CAPITAL STRATEGY HIGHLIGHTS INCLUDE SIGNIFICANT SHARE BUYBACK AND DEBT REFINANCING IN QUARTER

BRENTWOOD, Tenn. – May 8, 2024 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the first quarter of 2024. Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, commented, “CoreCivic experienced a strong first quarter of 2024. Propelled by 75.2% occupancy - our highest level since the first quarter of 2020 - CoreCivic generated sturdy margins and year-over-year growth in our key metrics. Revenue increased 9% versus the first quarter of 2023, with Federal, State, and Local revenues all increasing, and our cost-management initiatives also contributed to our favorable results.”

Commenting on capital market activities for the quarter, Hininger added, “In addition to the strong quarterly financial results, we are equally pleased with the continued progress we have made on our capital structure initiatives. During the quarter, we repurchased 2.7 million shares of our common stock for $39.4 million - an acceleration over recent quarters. Also, during the quarter, we successfully issued $500 million of new senior unsecured notes, effectively refinancing and extending the term of our existing debt by roughly three years at the same rate as the senior unsecured notes that we issued in 2021, when interest rates were much lower. Even with those activities, we ended the quarter with leverage, measured as net debt to Adjusted EBITDA, at 2.7x for the trailing twelve months - placing us, for the first time, within our target leverage range of 2.25x to 2.75x that we established in August 2020. This is a significant accomplishment, and we are proud of the strategy, focus, and discipline that led us here.”

“We are thankful for our many partners. Our federal, state, and local government partners continue to trust the essential solutions CoreCivic provides, and we renewed the eight contracts that were up for renewal during the quarter - following a year in which we renewed all of the 34 contracts up for renewal. We are also thankful to our financial partners for their ongoing support, including of our recent debt refinancing.”

Financial Highlights – First Quarter 2024

•	Total revenue of $500.7 million

•	CoreCivic Safety revenue of $457.7 million

•	CoreCivic Community revenue of $29.9 million

•	CoreCivic Properties revenue of $13.0 million

•	Net income of $9.5 million; Adjusted net income of $27.9 million

•	Diluted earnings per share of $0.08

•	Adjusted Diluted EPS of $0.25

•	Normalized FFO per diluted share of $0.46

•	Adjusted EBITDA of $89.5 million

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

First Quarter 2024 Financial Results

First Quarter 2024 Financial Results Compared With First Quarter 2023

Net income in the first quarter of 2024 was $9.5 million, or $0.08 per diluted share, compared with net income in the first quarter of 2023 of $12.4 million, or $0.11 per diluted share. However, when adjusted for special items, adjusted net income for the first quarter of 2024 improved to $27.9 million, or $0.25 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the first quarter of 2023 of $14.7 million, or $0.13 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein and, most notably, included $27.2 million of expenses associated with debt repayments and refinancing transactions in the first quarter of 2024.

The increased adjusted per share amounts resulted from higher federal, state, and local populations, particularly at our facilities serving U.S. Immigration & Customs Enforcement (ICE), combined with lower interest expense and a decrease in shares outstanding, both resulting from our capital allocation strategy. These earnings increases were partially offset by the expiration of our lease with the Oklahoma Department of Corrections (ODC) at our North Fork Correctional Facility on June 30, 2023.

Our labor attraction and retention initiatives continue to generate positive results. The costs of registry nursing, temporary labor resources, including associated travel expenses, overtime and incentives, declined meaningfully from the prior year quarter as well as sequentially.

Revenue from ICE, our largest partner, increased significantly versus the same quarter of 2023, when Title-42 restrictions were still in effect, and ICE revenue was essentially flat versus the fourth quarter of 2023. Under Title 42, which ended May 11, 2023, asylum-seekers and anyone crossing the border without proper documentation or authority were denied entry at the United States border to contain the spread of COVID-19. During the three months ended March 31, 2024, revenue from ICE was $153.8 million compared to $130.7 million during the three months ended March 31, 2023.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $62.8 million in the first quarter of 2024. Adjusted EBITDA, which excludes special items, was $89.5 million in the first quarter of 2024, compared with $73.7 million in the first quarter of 2023. The increase in Adjusted EBITDA was attributable to an increase in occupancy, combined with a general reduction in temporary staffing incentives and related labor costs, partially offset by the expiration of the lease with the ODC at the North Fork facility.

Funds From Operations (FFO) for the first quarter of 2024 was $33.9 million. Normalized FFO, which excludes special items, increased to $52.6 million, or $0.46 per diluted share, in the first quarter of 2024, compared with $38.9 million, or $0.34 per diluted share, in the first quarter of 2023, representing an increase in Normalized FFO per share of 35%. Normalized FFO was impacted by the same factors that affected Adjusted EBITDA, further improved by a reduction in interest expense resulting from our debt reduction strategy that is not reflected in Adjusted EBITDA, as well as a 2% reduction in weighted average shares outstanding compared with the prior year quarter.

First Quarter 2024 Financial Results

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Business Updates

Share Repurchases. On May 12, 2022, our Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $150.0 million of our common stock. On August 2, 2022, our Board of Directors authorized an increase in our share repurchase program of up to an additional $75.0 million in shares of our common stock, or a total of up to $225.0 million. During the three months ended March 31, 2024, we repurchased 2.7 million shares of our common stock at an aggregate purchase price of $39.4 million, excluding fees, commissions and other costs related to the repurchases. Since the share repurchase program was authorized, through March 31, 2024, we have repurchased a total of 12.8 million shares at an aggregate price of $152.0 million, or $11.87 per share, excluding fees, commissions and other costs related to the repurchases.

As of March 31, 2024, we had $73.0 million remaining under the share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board of Directors from time to time in the open market, through privately negotiated transactions, or otherwise. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our Board of Directors in its discretion at any time.

Debt Refinancing. On March 12, 2024, we announced the completion of an underwritten registered public offering of $500 million aggregate principal amount of 8.250% senior unsecured notes due 2029 (the 2029 Notes). The net proceeds from the offering of the 2029 Notes, amounting to $490.3 million, together with borrowings under our revolving credit facility and cash on hand, were used to fund the tender offering for, and subsequent redemption of, the 8.250% senior unsecured notes due 2026 (the 2026 Notes), which had an outstanding principal balance of $593.1 million. Note holders with an aggregate principal amount of $494.3 million, or 83.3% of the aggregate principal amount of the 2026 Notes then-outstanding, tendered their notes by the expiration date on March 11, 2024, and on April 15, 2024, we redeemed the remaining $98.8 million principal balance outstanding.

California City Correctional Center. As previously disclosed, the lease with the California Department of Corrections and Rehabilitation at our 2,560-bed California City Correctional Center expired on March 31, 2024, and was not renewed. The facility was idled effective April 1, 2024. Rental revenue at this facility was $8.5 million and $31.1 million for the three months ended March 31, 2024 and twelve months ended December 31, 2023, respectively. Facility net operating income at the facility was $7.2 million and $25.5 million for the three months ended March 31, 2024 and the twelve months ended December 31, 2023, respectively. As a result, although we are

First Quarter 2024 Financial Results

marketing the facility to potential customers, we expect per share results to decline by approximately $0.06 per share during the second quarter of 2024 compared with the first quarter of 2024, and by approximately $0.15 to $0.16 per share for the year ended December 31, 2024 compared with the year ended December 31, 2023. The impact of this lease expiration has been, and continues to be, included in our 2024 financial guidance.

2024 Financial Guidance

Based on current business conditions, we are providing the following updated financial guidance for the full year 2024:

	New Guidance Full Year 2024	Prior Guidance Full Year 2024
➢ Net income	$52.7 million to $63.7 million	$65.0 million to $80.0 million[1]
➢ Adjusted net income	$74.0 million to $85.0 million	$65.0 million to $80.0 million
➢ Diluted EPS	$0.47 to $0.57	$0.58 to $0.72[1]
➢ Adjusted Diluted EPS	$0.66 to $0.76	$0.58 to $0.72
➢ FFO per diluted share	$1.36 to $1.46	$1.46 to $1.61[1]
➢ Normalized FFO per diluted share	$1.56 to $1.66	$1.46 to $1.61
➢ EBITDA	$281.1 million to $290.1 million	$300.3 million to $313.3 million[1]
➢ Adjusted EBITDA	$312.0 million to $321.0 million	$300.3 million to $313.3 million

[1]	Prior guidance did not include the aforementioned $27.2 million of expenses associated with debt repayments and refinancing transactions incurred during the first quarter of 2024.

During 2024, we expect to invest $70.0 million to $76.0 million in capital expenditures, consisting of $30.0 million to $31.0 million in maintenance capital expenditures on real estate assets, $32.0 million to $35.0 million for maintenance capital expenditures on other assets and information technology, and $8.0 million to $10.0 million for other capital investments.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter of 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the second quarter of 2024. Written materials used in the investor presentations will also be available on our website beginning on or about May 21, 2024. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

First Quarter 2024 Financial Results

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, May 9, 2024, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. To participate via telephone and join the call live, please register in advance here https://register.vevent.com/register/BIa41ba53918294659afa34f33febf12cc. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. We have been a flexible and dependable partner for government for over 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, including as a consequence of the United States Department of Justice not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, impacting utilization primarily by the United States Federal Bureau of Prisons and the United States Marshals Service, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance,

First Quarter 2024 Financial Results

negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a continuing rise in labor costs; fluctuations in interest rates and risks of operations; (vi) government budget uncertainty, the impact of the debt ceiling and the potential for government shutdowns and changing budget priorities; (vii) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (viii) our ability to have met and maintained qualification for taxation as a real estate investment trust, or REIT, for the years we elected REIT status; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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First Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ASSETS	March 31, 2024	December 31, 2023
Cash and cash equivalents	$111,399	$121,845
Restricted cash	7,978	7,111
Accounts receivable, net of credit loss reserve of $6,349 and $6,827, respectively	274,311	312,174
Prepaid expenses and other current assets	32,612	26,304
Assets held for sale	—	7,480

Total current assets	426,300	474,914
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,846,456 and $1,821,015, respectively	2,095,606	2,114,522
Other real estate assets	199,248	201,561
Goodwill	4,844	4,844
Other assets	301,360	309,558

Total assets	$3,027,358	$3,105,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$254,066	$285,857
Current portion of long-term debt	110,487	11,597

Total current liabilities	364,553	297,454
Long-term debt, net	984,085	1,083,476
Deferred revenue	17,761	18,315
Non-current deferred tax liabilities	91,799	96,915
Other liabilities	125,237	131,673

Total liabilities	1,583,435	1,627,833

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 111,568 and 112,733 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	1,116	1,127
Additional paid-in capital	1,742,111	1,785,286
Accumulated deficit	(299,304)	(308,847)

Total stockholders’ equity	1,443,923	1,477,566

Total liabilities and stockholders’ equity	$3,027,358	$3,105,399

First Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2024	2023
REVENUE:
Safety	$457,746	$417,650
Community	29,900	26,414
Properties	13,039	13,837
Other	1	101

	500,686	458,002

EXPENSES:
Operating:
Safety	350,098	328,398
Community	24,144	22,715
Properties	3,835	3,361
Other	26	63

Total operating expenses	378,103	354,537
General and administrative	36,465	32,679
Depreciation and amortization	31,730	31,042

	446,298	418,258

OTHER INCOME (EXPENSE):
Interest expense, net	(18,613)	(19,151)
Expenses associated with debt repayments and refinancing transactions	(27,242)	—
Gain on sale of real estate assets, net	568	—
Other income	(58)	(47)

INCOME BEFORE INCOME TAXES	9,043	20,546
Income tax benefit (expense)	500	(8,146)

NET INCOME	$9,543	$12,400

BASIC EARNINGS PER SHARE	$0.08	$0.11

DILUTED EARNINGS PER SHARE	$0.08	$0.11

First Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2024	2023
Net income	$9,543	$12,400
Special items:
Expenses associated with debt repayments and refinancing transactions	27,242	—
Income tax expense associated with change in corporate tax structure	—	2,308
Gain on sale of real estate assets, net	(568)	—
Income tax benefit for special items	(8,358)	—

Adjusted net income	$27,859	$14,708

Weighted average common shares outstanding - basic	112,306	114,533
Effect of dilutive securities:
Restricted stock-based awards	1,181	937

Weighted average shares and assumed conversions - diluted	113,487	115,470

Adjusted Diluted EPS	$0.25	$0.13

First Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2024	2023
Net income	$9,543	$12,400
Depreciation and amortization of real estate assets	24,784	24,171
Gain on sale of real estate assets, net	(568)	—
Income tax expense for special items	178	—

Funds From Operations	$33,937	$36,571
Expenses associated with debt repayments and refinancing transactions	27,242	—
Income tax expense associated with change in corporate tax structure	—	2,308
Income tax benefit for special items	(8,536)	—

Normalized Funds From Operations	$52,643	$38,879

Funds from Operations Per Diluted Share	$0.30	$0.32

Normalized Funds From Operations Per Diluted Share	$0.46	$0.34

First Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended March 31,
	2024	2023
Net income	$9,543	$12,400
Interest expense	22,058	22,089
Depreciation and amortization	31,730	31,042
Income tax (benefit) expense	(500)	8,146

EBITDA	$62,831	$73,677
Expenses associated with debt repayments and refinancing transactions	27,242	—
Gain on sale of real estate assets, net	(568)	—

Adjusted EBITDA	$89,505	$73,677

First Quarter 2024 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE — CALCULATION OF FUNDS FROM OPERATIONS & EBITDA

	For the Year Ending December 31, 2024
	Low End of Guidance	High End of Guidance
Net income	$52,723	$63,723
Expenses associated with debt repayments and refinancing transactions	31,442	31,442
Gain on sale of real estate assets, net	(568)	(568)
Income tax benefit for special items	(9,597)	(9,597)

Adjusted net income	$74,000	$85,000

Net income	$52,723	$63,723
Depreciation and amortization of real estate assets	99,500	100,000
Gain on sale of real estate assets, net	(568)	(568)
Income tax expense for special items	178	178

Funds From Operations	$151,833	$163,333
Expenses associated with debt repayments and refinancing transactions	31,442	31,442
Income tax benefit for special items	(9,775)	(9,775)

Normalized Funds From Operations	$173,500	$185,000

Diluted EPS	$0.47	$0.57

Adjusted Diluted EPS	$0.66	$0.76

FFO per diluted share	$1.36	$1.46

Normalized FFO per diluted share	$1.56	$1.66

Net income	$52,723	$63,723
Interest expense	80,500	79,500
Depreciation and amortization	127,500	127,500
Income tax expense	20,403	19,403

EBITDA	$281,126	$290,126
Expenses associated with debt repayments and refinancing transactions	31,442	31,442
Gain on sale of real estate assets, net	(568)	(568)

Adjusted EBITDA	$312,000	$321,000

First Quarter 2024 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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